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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Amended Incentive Stock Plan and 1995 Amended Director Option Plan of Sequana Therapeutics, Inc. of our report dated February 6, 1996, with respect to the financial statements of Sequana Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                            ERNST & YOUNG LLP

San Diego, California
February 21, 1997